PROXY STATEMENT
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Encysive Pharmaceuticals Inc.

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCYSIVE PHARMACEUTICALS INC.
4848 Loop Central Drive, Suite 700
Houston, Texas 77081

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2005

     You are cordially invited to attend the annual meeting of the stockholders of Encysive Pharmaceuticals Inc., which will be held at 9:00 a.m. Eastern time on May 11, 2005, at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

1.	To elect eleven directors.

2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000.

3.	To approve amendments to the Amended and Restated 1999 Stock Incentive Plan to:

(a)	increase the number of shares of common stock available for grant under the plan from 6,750,000 to 8,750,000; and

(b)	prohibit the grant of discounted options and the repricing of options.

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     If you were a stockholder at the close of business on March 29, 2005, you are entitled to notice of and to vote at the meeting. A stockholders’ list will be available at our offices, 4848 Loop Central Drive, Suite 700, Houston, Texas 77081, for a period of ten days prior to the meeting, or any adjournment of the meeting.

     Your vote is important. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and return it to us promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,

STEPHEN L. MUELLER,
Vice President, Finance and Administration,
Secretary and Treasurer
April 8, 2005

ENCYSIVE PHARMACEUTICALS INC.
4848 LOOP CENTRAL DRIVE, SUITE 700
HOUSTON, TEXAS 77081

PROXY STATEMENT

     Our Board of Directors is soliciting proxies for the annual meeting of our stockholders to be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022 on May 11, 2005, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 8, 2005. Because many stockholders are unable to attend the meeting, the Board of Directors solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. Stockholders are urged to read carefully the material in this proxy statement.

QUESTIONS AND ANSWERS

Q:	Who can attend and vote at the meeting?

A:	You can attend and vote at the meeting if you were a stockholder at the close of business on the record date, March 29, 2005. On that date, there were 58,019,728 shares of common stock outstanding and entitled to vote at the meeting.

Q:	What am I voting on?

A:	You are voting on:

•	The election of directors.

•	The approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000.

•	The approval of amendments to the Amended and Restated 1999 Stock Incentive Plan to:

•	increase the number of shares of common stock available for grant under the plan from 6,750,000 to 8,750,000; and

•	prohibit the grant of discounted options and the repricing of options.

Q:	How do I cast my vote?

A:	If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail. The enclosed proxy card contains instructions for voting by mail. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you provide specific voting instructions, your shares will be voted as you have instructed.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of

Directors on all matters. If you hold your shares through a broker, bank or other nominee (typically referred to as being held in “street name”) and you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and increases in authorized common stock for general corporate purposes. Non-routine matters include amendments to stock incentive plans. Accordingly, all shares that you hold in street name will only be voted on Proposals 3(a) and 3(b) if you have provided specific voting instructions to your broker or other nominee to vote your shares on those proposals. See “Vote Required” following each proposal for further information.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote “FOR” each of the nominees to the Board of Directors, “FOR” the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000 and “FOR” the amendments to the Amended and Restated 1999 Stock Incentive Plan to (a) increase the number of shares of common stock available for grant under the plan from 6,750,000 to 8,750,000 and (b) prohibit the grant of discounted options and the repricing of options.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy at any time before it is exercised by:

•	submitting a properly signed proxy card with a more recent date;

•	giving written notice of your revocation before the meeting to our Secretary, Mr. Mueller, at our offices, 4848 Loop Central Drive, Suite 700, Houston, Texas 77081; or

•	attending the meeting and voting your shares in person.

Q:	Who will count the vote?

A:	A representative of our transfer agent, The Bank of New York, will act as the inspector of the election and will count the vote.

Q:	What is a “quorum?”

A:	A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum. “Broker non-votes” occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the meeting and do not have discretionary voting authority to vote those shares.

Q:	What vote is required to approve each item?

A:	Election of Directors

The eleven nominees for election as directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Amendment to our Certificate of Incorporation

The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding on the record date. For the approval of the amendment to our Certificate of Incorporation, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions and broker non-votes have the effect of a vote against the amendment to our Certificate of Incorporation.

Amendments to the Amended and Restated 1999 Stock Incentive Plan

The approval of each amendment to the Amended and Restated 1999 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. For the approval of each amendment to the plan, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions have the effect of a vote against an amendment to the plan. Broker non-votes will not affect the outcome of the vote on the amendments to the plan.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:	How many votes can I cast?

A:	On all matters you are entitled to one vote per share of common stock.

Q:	When are stockholder proposals due for the 2006 Annual Meeting of Stockholders?

A:	If you want to present a proposal from the floor at the 2006 Annual Meeting, you must give us written notice of your proposal no later than February 22, 2006. If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to the Secretary so that it is received at the above address by December 9, 2005. Your notice should be sent to the Secretary, Encysive Pharmaceuticals Inc., 4848 Loop Central Drive, Suite 700, Houston, Texas 77081. See “Stockholder Proposal Information.”

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2005.

A copy of the Annual Report, which includes the Form 10-K of Encysive Pharmaceuticals Inc. for the fiscal year ended December 31, 2004, is being mailed with this proxy statement. You may receive an additional copy of the Form 10-K, our Quarterly Reports on Form 10-Q and other information at no charge upon request directed to: Ann Tanabe, Encysive Pharmaceuticals Inc., 4848 Loop Central Drive, Suite 700, Houston, Texas 77081.

Proposal 1

ELECTION OF DIRECTORS

     At the annual meeting, eleven directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons designated as proxies on the accompanying proxy card intend, unless authority is withheld, to vote for the election of the nominees named below to the Board of Directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee as the Compensation and Corporate Governance Committee may recommend and the independent members of the Board of Directors may nominate, or the Board of Directors may be reduced accordingly. The committee, which consists solely of directors that are independent within the meaning of Rule 4200 of the NASD, recommended the nomination of the eleven directors to the Board of Directors. Based on that recommendation, the independent members of the Board nominated such directors for election at the annual meeting. The nominees have consented to be nominated and have expressed their intention to serve if elected. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the independent members of the Board of Directors will be eligible to stand for election as directors at the meeting. See “Stockholder Proposal Information.”

Nominees

     Certain information regarding the nominees is set forth below:

Name	Age	Position	Director Since
John M. Pietruski (1)	72	Chairman of the Board of Directors	1990
Bruce D. Given, M.D. (1)	50	President, Chief Executive Officer and Director	2002
Richard A. F. Dixon, Ph.D. (1)	51	Senior Vice President, Research, Chief Scientific Officer and Director	1990
James T. Willerson, M.D. (1)(3)	65	Chairman of the Scientific Advisory Board and Director	1990
Ron J. Anderson, M.D. (2)	58	Director	1997
J. Kevin Buchi (3)	49	Director	2004
Frank C. Carlucci (2)	74	Director	1990
Robert J. Cruikshank (3)	74	Director	1993
John H. Dillon, II (3)	63	Director	2004
Suzanne Oparil, M.D. (3)	63	Director	1999
James A. Thomson, Ph.D. (2)	59	Director	1994

(1)	Member of the Executive Committee of the Board of Directors

(2)	Member of the Compensation and Corporate Governance Committee of the Board of Directors

(3)	Member of the Audit Committee of the Board of Directors

     John M. Pietruski has served as our Chairman of the Board of Directors since May 1990. Mr. Pietruski has served as President of Dansara Company, a private investment-consulting firm, since 1988. He served as Chairman of the Board of Directors and Chief Executive Officer of Sterling Drug Inc., a pharmaceutical company, from 1985 to 1988 and as President and Chief

Operating Officer from 1983 to 1985. Mr. Pietruski currently serves as a director of PDI, Inc., a publicly held company, and Trial Card, Inc. and Xylos Corporation, which are privately held companies. Mr. Pietruski received a B.S. degree with honors in business administration from Rutgers University, where he graduated Phi Beta Kappa.

     Bruce D. Given, M.D. has served as our President and Chief Executive Officer and as a member of the Board of Directors since March 2002. Dr. Given joined us after serving as President, International of Ortho-Clinical Diagnostics of Johnson & Johnson from May 2000 to March 2002. He was also General Manager of Transfusion Medicine Worldwide of Ortho-Clinical Diagnostics from November 1999 to May 2000. Dr. Given served as Group Vice President, head of Worldwide Clinical and Regulatory Affairs of Biosense Webster, an affiliate of Johnson & Johnson from July 1998 to November 1999. He was also Group Vice President, head of U.S. Marketing & Sales, Research & Development for Janssen Pharmaceutica from April 1995 to July 1998. He has held various executive and senior management positions with Sandoz Pharma Ltd., Sandoz Research Institute and Schering-Plough Corporation. Dr. Given is also a director of ICON plc, a for-profit contract research organization for the pharmaceutical industry. Dr. Given received a B.S. from Colorado State University, graduating Phi Beta Kappa, an M.D. with honors from the University of Chicago and was a Clinical Fellow at Harvard Medical School.

     Richard A.F. Dixon, Ph.D. has served as our Senior Vice President, Research and Chief Scientific Officer since March 2000 and as a member of the Board of Directors since July 1990. Dr. Dixon served as our Vice President, Research from December 1992 to March 2000 and as Scientific Director and Director of Molecular Biology from July 1990 to December 1992. Dr. Dixon joined us after serving as a Director and Head of Molecular Biology at Merck Sharp & Dohme Research Laboratories, a division of Merck & Co. from 1988 to July 1990. In addition, Dr. Dixon serves as a Professor of the Department of Internal Medicine at The University of Texas Medical School at Houston. Dr. Dixon is the author or co-author of more than 100 scientific papers and has invented twelve patented therapeutic technologies. He received a B.S. degree from Texas A & M University, graduating cum laude, and received a Ph.D. in virology from the Baylor College of Medicine.

     James T. Willerson, M.D. has served as Chairman of our scientific advisory board since January 1990 and has been a member of the Board of Directors since May 1990. Dr. Willerson was appointed in March 2001 to serve as President of The University of Texas – Houston Health Science Center and is also a professor at this institution. He served as the Chairman of the Department of Internal Medicine at The University of Texas Medical School at Houston from 1989 to 2001. In 1995, he was appointed Medical Director of the Texas Heart Institute, Houston, Texas. He was Chief of Cardiology of Parkland Memorial Hospital in Dallas, Texas, from 1975 to 1989, director and principal investigator of The University of Texas Southwestern Medical School Ischemic Heart Disease, Specialized Center of Research, in Dallas from 1975 to 1989, director of the cardiology division at The University of Texas Southwestern Medical School from 1977 to 1989, and professor of medicine and professor of radiology from 1979 to 1989. He also served as co-director of the Bugher Molecular Biology and Cardiology Research Center at The University of Texas Health Science Center in Dallas from 1986 to 1989. Dr. Willerson has published nearly 700 manuscripts and has been editor or co-editor of 18 textbooks. He was selected for membership in the Institute of Medicine of the National Academy of Science in 1998 and named “Distinguished Scientist” of the American College of Cardiology for 2000. In 1961, Dr. Willerson received a B.A. from The University of Texas at Austin, graduating Phi Beta Kappa. In 1965, he received an M.D. from the Baylor College of Medicine, graduating as a member of Alpha Omega Alpha. Dr. Willerson’s medical and cardiology training was undertaken at the Massachusetts General Hospital, Boston, Massachusetts.

     Ron J. Anderson, M.D. has served as a member of the Board of Directors since December 1997. He has been President and Chief Executive Officer of Parkland Health & Hospital System since 1982. Parkland is the general public hospital for Dallas County, Texas and the primary teaching hospital for The University of Texas Southwestern Medical Center at Dallas. He previously served as Parkland’s Medical Director for Ambulatory Care and Emergency Services. He served concurrently as head of the Division of Ambulatory Care, which became the Division of General Internal Medicine under his guidance in the Department of Internal Medicine at Southwestern. Dr. Anderson has remained on the faculty of the Medical School as Professor of Internal Medicine. Dr. Anderson is also a director of Parkland Foundation and Texans Care for Children. He is the Chief Executive Officer and serves on the Board of Directors of Parkland Community Health Plan and is an advisory board member of Texas Health Choice. Dr. Anderson is also the Chairman of the Texas Hospital Association, a member of the board of directors of the National Association of Public Hospitals and National Public Health and Hospital Institute. In 1997, he was elected to the Institute of Medicine of the National Academy of Sciences. He has authored and co-authored more than 200 articles on medicine, ethics, and health policy. Dr. Anderson received his medical degree from the University of Oklahoma and his pharmacy degree from Southwestern Oklahoma State University where he was selected as a Distinguished Alumnus in 1987.

     J. Kevin Buchi has served as a member of the Board of Directors since June 2004. He has served as Senior Vice President, Finance and Chief Financial Officer of Cephalon, Inc. since April 1996, and previously held several financial positions with Cephalon, including Controller, since joining the company in March 1991. Cephalon, a Nasdaq-traded company, discovers, develops and markets innovative products to treat neurological and sleep disorders, cancer and pain. He previously worked at E.I. duPont de Nemours and Company, at PricewaterhouseCoopers as a senior auditor and at Eastman Kodak Co. as a production chemist. Mr. Buchi is also a director of Lorus Therapeutics, a for-profit biotechnology company. He is a graduate of Cornell University with a BA in Chemistry and a minor in Economics, and holds an MBA from Kellogg Graduate School of Management at Northwestern University. He is also a Certified Public Accountant.

     Frank C. Carlucci has served as a member of the Board of Directors since May 1990. He has been principally employed as Chairman Emeritus and a Partner in The Carlyle Group, a Washington, D.C.-based merchant bank since 1989. Mr. Carlucci served as Secretary of Defense from 1987-1989 and as President Reagan’s National Security Advisor in 1987. Prior to returning to Government service, Mr. Carlucci was Chairman and Chief Executive Officer of Sears World Trade, a business he joined in 1983. His government service included positions as Deputy

Secretary of Defense (1980-82), Deputy Director of Central Intelligence (1978-80), Ambassador to Portugal (1975-78), Under Secretary of Health Education and Welfare (1973-75), Deputy Director of OMB (1970-72), and Director of the Office of Economic Opportunity (1969). Mr. Carlucci was a Foreign Service Officer from 1956 to 1980. Mr. Carlucci is the Chairman of the Neurogen Corporation board of directors and is also a director of SunResorts, Ltd., N.V. and United Defense, L.P. Mr. Carlucci graduated from Princeton University and also attended Harvard Business School.

     Robert J. Cruikshank has served as a member of the Board of Directors since May 1993. Mr. Cruikshank was a senior partner at Deloitte & Touche LLP from 1989 until retiring in March 1993. Mr. Cruikshank was a partner, office-managing partner and member of the board of directors of the predecessor firms to Deloitte & Touche LLP in Houston from 1968 until 1989. He is a trustee of the Ray C. Fish Foundation and Texas Medical Center. He also serves as a director of MAXXAM Incorporated, Kaiser Aluminum Corporation, Weingarten Realty Investors and as an advisory board member of Compass Bank of Houston. Mr. Cruikshank is a past Chairman of the American Heart Association, is active at the affiliate levels and is a past Regent of the University of Texas System. Mr. Cruikshank received a B.A. in economics and accounting from Rice University and completed the Advanced Management Program at Harvard University.

     John H. Dillon, II has served as a member of the Board of Directors since November 2004. Before retiring at the end of 2003, Mr. Dillon held the position of Executive Vice President, Corporate Development at Auxilium Pharmaceuticals, Inc., a specialty pharmaceutical company (Nasdaq symbol: AUXL). As Senior Vice President, Marketing of Auxilium from 2002 to 2003, he managed all pre-launch and launch activities for the company’s first commercial product, Testim®. Prior to joining Auxilium, Mr. Dillon served with MDS, Inc. as Senior Vice President, Drug Discovery and Development in 2001; Acurian, Inc. (formerly Intertrials.com) as Senior Vice President, Sales and Marketing in 2000; Omnicare CR (formerly IBAH, Inc.) as Executive Vice President from 1995 to 1999 and as Senior Vice President, Corporate Development from 1994 to 1995; United Medical Corporation as Senior Vice President, Corporate and Regulatory Affairs in 1994; as CEO of Research Data Corporation (a United Medical acquisition) from 1992 to 1993, and as Senior Vice President, Corporate Development from 1991 to 1994. Prior to working with United Medical, Mr. Dillon served in various positions at SmithKlineBeecham Corporation, including Vice President and Director of Worldwide Business Development. He is a graduate of Lafayette College with a BA in History and a minor in Pre-Medical, and holds an MBA from Wharton School at University of Pennsylvania in general management and public finance.

     Suzanne Oparil, M.D. has served as a member of the Board of Directors since May 1999. She has been a professor of medicine since 1981, Director of Vascular Biology and Hypertension since 1985, and professor of physiology and biophysics since 1993, in the Division of Cardiovascular Disease at The University of Alabama at Birmingham. She has served as President of the American Federation of Clinical Research. Dr. Oparil is also a member of the American Society of Clinical Investigation, the Association of American Physicians, and of the Institute of Medicine of the National Academy of Sciences. In addition, she has held advisory positions with the National Institutes of Health, including membership on a number of task forces, advisory committees and peer review committees. Dr. Oparil was a past President of the American Heart Association and is an active volunteer at both the national and affiliate levels. She was a recipient of the University of Alabama President’s Achievement Award. Dr. Oparil has an extensive bibliography in clinical cardiology and hypertension, including over 500 journal articles, books and book chapters. Dr. Oparil received her medical degree from Columbia University, College of Physicians and Surgeons in 1965.

     James A. Thomson, Ph.D. has served as a member of the Board of Directors since May 1994. He has been President and Chief Executive Officer of the RAND Corporation since 1989 and has served the institution in a variety of roles beginning in 1981. The RAND Corporation is a non-profit institution that seeks to improve public policy through research analysis in such areas as national defense, education and health. He also serves as a director of AK Steel Holding Co., a publicly held company, and Object Reservoir, a privately held company. From 1977 until 1981, he served on the National Security Council, at the White House. From 1974 until 1977, Dr. Thomson served as an operations research analyst in the Office of the Secretary of Defense, the Pentagon. Dr. Thomson is the author of numerous scholarly articles and reports on defense and scientific subjects. Dr. Thomson graduated from the University of New Hampshire in 1967 and received an M.S. and Ph.D. in Physics from Purdue University.

Vote Required

     The eleven nominees for election as directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The Board recommends a vote FOR each nominee to our Board of Directors.

Communicating with the Board of Directors

     Historically, we have not adopted a formal policy for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent and, therefore, no formal policy for stockholder communications is needed.

     Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, we encourage directors to attend and historically more than a majority have done so. For example, 100% of the directors attended each of the 2003 and 2004 Annual Meetings, respectively.

Director Compensation and Board Committees

     During 2004, the Board of Directors held ten meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they serve. We believe that attendance at meetings of the Board is only one criterion for judging the contribution of individual directors and that all directors have made substantial and valuable contributions.

     The Board of Directors has determined that the following members of the Board are independent within the meaning of Rule 4200 of the NASD: Ron J. Anderson, J. Kevin Buchi, Frank C. Carlucci, Robert J. Cruikshank, John H. Dillon, II, Suzanne Oparil, James A. Thomson, and James T. Willerson.

     Director Compensation. Prior to revisions recommended by the Compensation and Corporate Governance Committee and approved by the Board of Directors in May 2004, each non-employee director received a retainer of $2,500 per quarter and the committee chair received a retainer of $250 per quarter, fees of $1,000 for each meeting of the Board of Directors attended in person and $500 for each meeting conducted by telephone. Non-employee directors received a fee of $500 for each committee meeting attended in person and a fee of $500 for each committee meeting conducted by telephone. In addition, directors are reimbursed for expenses incurred in attending meetings of the Board and its committees. Non-employee directors may elect to receive part or all of the quarterly retainer and fees in common stock. Each non-employee director also receives options to purchase 15,000 shares of common stock on their initial election to the Board and options to purchase 7,500 shares of common stock on each subsequent election to the Board.

     Earlier in 2004, the Compensation and Corporate Governance Committee evaluated the compensation paid by us to our non-employee directors. Based on its evaluation, the committee determined that the compensation paid by us to our non-employee directors was not consistent with the compensation paid by biotechnology companies of similar size, complexity and activity to their non-employee directors. In order to attract and retain qualified non-employee directors to serve on our Board of Directors, the committee decided to revise the compensation paid by us to our non-employee directors. Specifically, in May 2004, the committee increased the retainer paid to non-employee directors to $7,500 per quarter and the retainer paid to committee chairs of the Audit Committee and the Compensation and Corporate Governance Committee to $1,250 and $750 per quarter, respectively. Meeting fees were eliminated.

     Executive Committee. The executive committee held one meeting during 2004. The current members of the executive committee are Richard A.F. Dixon, Bruce D. Given (Chair), John M. Pietruski and James T. Willerson. The executive committee may act on behalf of the Board on all matters permitted by Delaware corporate law except as limited by our Certificate of Incorporation and Bylaws. All actions taken by the executive committee must be reported at the Board’s next meeting.

     Audit Committee. During the year ended December 31, 2004, the members of the committee were J. Kevin Buchi, Robert J. Cruikshank (Chair), John H. Dillon, II, Suzanne Oparil and James T. Willerson. William R. Ringo also served as a member of the committee in

2004 until his retirement from the Board of Directors in August 2004. The Board of Directors has determined that Robert J. Cruikshank is an audit committee financial expert under the SEC rules, and independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A. Under Rule 4200 of the NASD, all of the members of the committee were, and are, independent. The committee operates under a written charter adopted by the Board of Directors. A current copy of the charter is available at the “Investor Relations” section of our website at www.encysive.com. The committee met eight times during 2004.

     The committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by us to any governmental body or the public; reviewing our system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and our auditing, accounting and financial reporting processes generally; reviewing the independence and performance of our independent auditors; and providing an open avenue of communication among the independent auditors, financial and senior management, and the Board. The committee also has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent auditors.

     Compensation and Corporate Governance Committee. During the year ended December 31, 2004, the members of the committee were Ron J. Anderson, Frank C. Carlucci and James A. Thomson (Chair). All of the members of the committee are independent directors within the meaning of Rule 4200 of the NASD. The committee operates under a written charter adopted by the Board of Directors. A current copy of the charter is available at the “Investor Relations” section of our website at www.encysive.com. The committee met five times during 2004.

     The committee is primarily responsible for providing oversight on the broad range of matters surrounding the compensation of management; the composition and operation of the Board, including recommending to the Board the compensation for our Chief Executive Officer; approving the compensation and employee benefits for our other executive officers and employees; identifying individuals qualified to become Board members; recommending to the Board director nominees; and recommending to the Board a set of corporate governance principles applicable to us.

     Director Nominations Process. As indicated above, nominating functions are handled by the Compensation and Corporate Governance Committee pursuant to its charter. The charter is available at the “Investor Relations” section of our website at www.encysive.com.

     Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders. Historically, we have not had a formal policy concerning stockholder recommendations to the committee (or its predecessors) other than the provisions contained in our Bylaws. To date, we have not received any recommendations from stockholders requesting that the committee (or any predecessor) consider a candidate for inclusion among the committee’s slate of nominees in our proxy statement; and, therefore, we believe that no formal policy, in addition to the provisions contained in our Bylaws, concerning stockholder recommendations is needed.

     In evaluating director nominees, the committee considers the following factors:

•	the appropriate size of Encysive’s Board of Directors;

•	the needs of Encysive with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with the healthcare industry;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

     The committee’s goal is to assemble a Board that brings to Encysive a variety of perspectives and skills derived from high quality business and professional experience.

     Other than the foregoing, there are no stated minimum criteria for director nominees, although the committee may also consider such other factors as it may deem are in the best interests of Encysive and its stockholders. The committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under NASD rules. The committee also believes it appropriate for certain key members of Encysive’s management to participate as members of the Board.

     The committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Encysive’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the committee or the Board decides not to re-nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the committee. Research may also be performed to identify qualified individuals. We have also engaged third parties to identify or evaluate or assist in identifying potential nominees.

     Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Stockholder Proposal Information” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on Encysive’s books, of such stockholder and (ii) the class and number of shares of Encysive that are beneficially owned by such stockholder and that are owned of record by such stockholder.

     Code of Ethics. We have adopted a Business Ethics Policy that applies to all of our employees, as well as each member of the Board of Directors. The Business Ethics Policy is available at the “Investor Relations” section of our website at www.encysive.com. We intend to post amendments to or waivers from the Business Ethics Policy (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website.

Proposal 2

APPROVAL OF THE
CERTIFICATE OF INCORPORATION AMENDMENT

     The Board of Directors has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock from 75,000,000 to 150,000,000.

Background of Proposal

     Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. Our Certificate of Incorporation currently authorizes the issuance of up to 75,000,000 shares of common stock. However, as of March 29, 2005, approximately 58,019,728 shares of common stock were issued and outstanding; approximately 9,322,001 shares were reserved for issuance upon conversion of our 2.50% convertible senior notes due 2012; and approximately 7,482,280 unissued shares were reserved for issuance under our equity compensation plans, leaving approximately 187,167 shares of common stock unissued and unreserved. In order to ensure sufficient shares of common stock will be available for issuance by Encysive, the Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of shares of such common stock authorized for issuance from 75,000,000 to 150,000,000.

Purpose and Effect of the Amendment

     The principal purpose of the proposed amendment to our Certificate of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or Nasdaq.

     The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or Nasdaq. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

     The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Encysive without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of Encysive more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Encysive.

     The Board of Directors is not currently aware of any attempt to take over or acquire Encysive. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

     The proposed amendment to our Certificate of Incorporation appears as Appendix A to this proxy statement. The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under the our Certificate of Incorporation. We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of our capital stock except in connection with our existing equity compensation plans. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware containing substantially this amendment, which we would do promptly after the annual meeting.

Vote Required

     The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding on the record date. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. For the approval of the amendment to our Certificate of Incorporation, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions and broker non-votes have the effect of a vote against the amendment to our Certificate of Incorporation.

     The Board of Directors recommends a vote FOR approval of the amendment to our Certificate of Incorporation.

Proposal 3

APPROVAL OF THE AMENDED AND RESTATED
1999 STOCK INCENTIVE PLAN AMENDMENTS

     On March 1, 2005, the Compensation and Corporate Governance Committee adopted, subject to stockholder approval, amendments to the Amended and Restated 1999 Stock Incentive Plan to:

•	increase the number of shares of common stock available for grant under the plan from 6,750,000 to 8,750,000; and

•	prohibit the grant of discounted options and the repricing of options.

Proposal 3(a)

AMENDMENT TO THE AMENDED AND RESTATED 1999 STOCK
INCENTIVE PLAN TO INCREASE THE NUMBER OF
SHARES AVAILABLE FOR ISSUANCE

Proposed Amendment

     The Amended and Restated 1999 Stock Incentive Plan provides for the grant of incentive and non-qualified stock options, shares of restricted stock and stock bonuses. Currently, the plan provides that the maximum amount of shares subject to the plan is 6,750,000. As of March 29, 2005, 1,759,458 shares remained available for grant under the plan. Because of this, the Compensation and Corporate Governance Committee adopted this amendment, subject to stockholder approval, to increase the number of shares available for grant under to employees, consultants and non-employee directors the plan and to assure that adequate shares will be available for future grants. This amendment to plan is intended to (i) further our efforts in attracting, retaining and motivating key employees, consultants and non-employee directors and (ii) continue to closely align the interests of participants in the plan with those of stockholders by encouraging stock ownership and by tying compensation to the long term growth of our business and the performance of our common stock. If this amendment is approved, the authorized shares available for grant to employees, consultants and non-employee directors under the plan will be increased from 6,750,000 to 8,750,000. If approved, this amendment will not change any other term of the plan. A copy of the plan, as amended, is attached as Appendix B to this proxy statement.

Vote Required

     The approval of the amendment to the plan to increase the number of shares of common stock available for grant under the plan from 6,750,000 to 8,750,000 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. For the approval of the amendment to the plan, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares. Broker non-votes will not affect the outcome of the vote on this amendment to plan.

     The Board of Directors recommends a vote FOR approval of the amendment to the plan to increase the number of shares of common stock available for grant under the plan from 6,750,000 to 8,750,000.

Proposal 3(b)

AMENDMENT TO THE AMENDED AND RESTATED 1999 STOCK
INCENTIVE PLAN TO PROHIBIT THE GRANT OF
DISCOUNTED OPTIONS AND THE REPRICING OF OPTIONS

Proposed Amendment

     Prior to the amendment adopted by the Compensation and Corporate Governance Committee, the plan provided that the exercise price per share of each option granted pursuant to the plan will be determined by the committee, except in the case of incentive stock options and options intended to qualify for the performance based exception, in which case the exercise price is required to be equal to the fair market value of our common stock. The plan also provided that the committee had the authority to (i) grant incentive awards to grantees on the condition that such grantees surrender to the committee for cancellation such other incentive awards (including, without limitation, incentive awards with higher exercise prices) as the committee directs, and (ii) grant replacement options under the plan that permit a grantee to purchase an additional number of shares of our common stock equal to the number of previously owned shares of our common stock surrendered by the grantee to pay all or a portion of the option price upon exercise of his stock options. These provisions in the plan permitted the committee, in its discretion, to grant discounted options and reprice options without stockholder approval. None of our other stock options plans can be used to grant incentive awards at this time.

     Because of this, the Committee adopted this amendment, subject to stockholder approval, to prohibit the grant of discounted options and the repricing of options under the plan. This amendment is designed to serve stockholders’ interests by aligning the interests of participants in the plan with those of stockholders and to promote effective corporate governance by maintaining the appropriate balance between the rights of stockholders and the needs of the Board of Directors and management to direct and manage effectively Encysive’s affairs. While the Committee has never utilized these two provisions, the Committee does feel that it is appropriate to eliminate these two provisions for the reasons noted above. A copy of the plan, as amended, is attached as Appendix B to this proxy statement.

Vote Required

     The approval of the amendment to the plan to prohibit the grant of discounted options and the repricing of options requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. For the approval of the amendment to the plan, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares. Broker non-votes will not affect the outcome of the vote on this amendment to plan.

     The Board of Directors recommends a vote FOR approval of the amendment to the plan to prohibit the grant of discounted options and the repricing of options.

Summary of the Amended and Restated 1999 Stock Incentive Plan

     The description below summarizes all material features of the Amended and Restated 1999 Stock Incentive Plan, including the proposed amendments. The summary is not complete and is qualified by reference to the plan, as amended, a copy of which is attached as Appendix B to this proxy statement.

     General. The objectives of the plan are to attract and retain selected key employees, consultants and outside directors, encourage their commitment, motivate their performance, facilitate their obtaining ownership interests in Encysive (aligning their personal interests to those of Encysive’s stockholders) and enable them to share in Encysive’s long-term growth and success.

     Shares Subject to Plan. Under the plan, we may issue incentive awards covering a total of 8,750,000 shares of our common stock. No more than 100% of the shares of our common stock will be available for incentive stock options, or ISOs. The number of securities available under the plan and outstanding incentive awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalization or similar transactions or resulting from a change in applicable laws or other circumstances.

     Administration. The plan is administered by the Compensation and Corporate Governance Committee. The committee consists only of non-employee directors, each of whom is (i) an “outside director” under Section 162(m) of the Internal Revenue Code, or the Code, and (ii) a “non-employee director” under Rule 16b-3 under the Exchange Act. The committee may delegate to other employees of Encysive its duties under the plan, except for the authority to grant incentive awards or take other action on persons who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. In the case of an incentive award to an outside director, the entire board of directors acts as the committee. Subject to the express provisions of the plan, the committee is authorized to, among other things, select grantees under the plan and determine the size, duration and type, as well as the other terms and conditions (which need not be identical), of each incentive award. The committee also construes and interprets the plan and any related agreements. All determinations and decisions of the committee are final, conclusive and binding on all parties. Encysive will indemnify members of the committee against any damage, loss, liability, cost or expenses in connection with any claim by reason of any act or failure to act under the plan, except for an act or omission constituting willful misconduct or gross negligence.

     Eligibility. Key employees, including officers (whether or not they are directors), consultants of Encysive and non-employee directors are eligible to participate in the plan. A key employee generally is any Encysive employee who, in the committee’s opinion, is in a position to contribute materially to Encysive’s growth, development and financial success.

     Types of Incentive Awards. Under the plan, the committee may grant “incentive awards,” which can be (i) ISOs, as defined in Section 422 of the Code, (ii) “nonstatutory” stock options, or NSOs, (iii) shares of restricted stock, and (iv) other stock-based awards. ISOs and NSOs together are called “options.” The terms of each incentive award will be reflected in an incentive agreement between Encysive and the participant.

     Options. Generally, options must be exercised within ten years of the grant date. The exercise price of each option may not be less than 100% of the fair market value of a share of our common stock on the date of grant. ISOs may be granted only to employees to the extent that the aggregate fair market value of shares of our common stock for which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, those options must be treated as NSOs.

     The exercise price of each option is payable in cash or, in the committee’s discretion, by the delivery of shares of our common stock owned by the optionee, the withholding of shares that would otherwise be acquired on the exercise of the option, or by any combination of the three.

     An employee will not recognize income for federal income tax purposes at the time an ISO is granted or on the qualified exercise of an ISO, but instead will recognize capital gain or loss (as applicable) upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an ISO is qualified if a participant does not dispose of the shares acquired by the participant’s exercise within two years after the ISO grant date and one year after the exercise date. Encysive is not entitled to a tax deduction for the grant or qualified exercise of an ISO.

     An optionee will not recognize income for federal income tax purposes, nor will Encysive be entitled to a deduction, when an NSO is granted. However, when an NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO, and Encysive will generally recognize a tax deduction in the same amount at the same time.

     This summary is not a complete statement of the relevant provisions of the Code and does not address the effect of any state, local or foreign taxes.

     Restricted Stock. Restricted stock may be subject to a substantial risk of forfeiture, a restriction on transferability or rights of repurchase or first refusal of Encysive, as determined by the committee. Unless the committee determines otherwise, during the period of restriction, the grantee will have all other rights of a stockholder, including the right to vote and receive dividends on the shares.

     Other Stock-Based Awards. Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of our common stock. Subject to the terms of the plan, the committee may determine any terms and conditions of other stock-based awards, provided that, in general, the amount of consideration to be received by Encysive shall be either (i) no consideration other than services actually rendered or to be rendered (in the case of the issuance of shares) or (ii) in the case of an award in the nature of a purchase right, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the grant date. Payment or settlement of other stock-based awards will be in shares of our common stock or in other consideration related to such shares.

     Other Tax Considerations. Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock or other incentive awards in connection with a change in control (as defined in the plan), certain amounts associated with such incentive awards could, depending upon the individual circumstances of the participant, constitute “excess parachute payments” under Section 280G of the Code. Such a determination would subject the participant to a 20% excise tax on those payments and deny Encysive a corresponding deduction. The limit on deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the incentive awards accelerated and the past compensation of the participant.

     Incentive awards under the plan are generally intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code; however, Encysive may not be able to satisfy these requirements in all cases. Encysive may, in its sole discretion, determine in one or more cases that it is best not to satisfy these requirements even if it can.

     Termination of Employment and Change in Control. Except as otherwise provided in the applicable incentive agreement, if a participant’s employment or other service with Encysive (or its subsidiaries) is terminated other than due to death, disability, retirement or for cause (each as defined in the plan), then exercisable options will remain exercisable until the earlier of their expiration date or 90 days after termination. If this termination is due to disability or death, then exercisable options will remain exercisable until the earlier of their expiration date or one year following termination. On retirement, then exercisable options will remain exercisable until the earlier of their expiration or six months following retirement (except for ISOs, which will remain exercisable for three months). On a termination for cause, all options will expire at the opening of business on the termination date.

     Upon a change in control of Encysive, unless expressly provided otherwise in the grantee’s incentive agreement, any restrictions on restricted stock and other stock-based awards are deemed satisfied, all outstanding options become immediately exercisable and any other stock-based awards become fully vested and deemed earned in full. These provisions could in some circumstances have the effect of an “anti-takeover” defense because, as a result of these provisions, a change in control of Encysive could be more difficult or costly.

     Incentive Awards Nontransferable. No incentive award may be assigned, sold or otherwise transferred by a participant other than by will, by the laws of descent and distribution, or by a qualified domestic relations order provided that the committee may permit NSOs to be transferred to the participant’s immediate family, trusts, or partnerships established exclusively for the benefit of his immediate family. An incentive award may be exercised during the participant’s lifetime only by the participant, the participant’s legal guardian or a permitted transferee.

     Amendment and Termination. Our Board of Directors may amend or terminate the plan at any time. However, the plan may not be amended, without stockholder approval, if the amendment would (i) increase the number of shares of our common stock which may be issued under the plan, except in connection with a recapitalization of our common stock, (ii) amend the eligibility requirements for employees to purchase our common stock under the plan, or (iii) extend the term of the plan. Without a participant’s consent, no termination or amendment of the plan shall adversely affect in any material way any outstanding incentive award previously granted to him.

Plan Benefits

     Except as set forth below, the grant of incentive awards under the Amended and Restated 1999 Stock Incentive Plan to employees, consultants and non-employee directors, including the executive officers named in the Summary Compensation Table, is subject to the discretion of the Compensation and Corporate Governance Committee. As of the date of this proxy statement, except for the grants to non-employee directors described below, there has been no determination by the committee with respect to future awards under the plan. Accordingly, except as set forth below, future awards to employees, consultants and non-employee directors are not determinable.

     The Board of Directors has adopted a policy pursuant to which each non-employee director receives options to purchase 15,000 shares of common stock on their initial election to the Board of Directors and options to purchase 7,500 shares of common stock on each subsequent election to the Board of Directors. Options granted pursuant to the forgoing arrangements have an exercise price equal to the fair market value of our common stock on the date of grant, have a term of ten years, and vest in equal installments on the grant date and the first and second anniversaries of the grant date.

OTHER INFORMATION

Principal Stockholders

     The following table sets forth the beneficial ownership of our common stock as of March 1, 2005, by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our executive officers and directors; and

•	all of our directors and executive officers as a group.

     Unless otherwise noted, each person has sole investment and voting power of the shares listed. The information in the following table is based on information supplied by officers, directors and principal stockholders and filings, if any, filed with the SEC by each person.

	Number of Shares
			Exercisable Options
			to Purchase Shares		Percent of
Name and Address of Beneficial Owner (1)	Shares		Within 60 Days	Total	Class
Wellington Management Company, LLP (2)	4,793,440		0	4,793,440	8.3%
Ron J. Anderson, M.D.	1,406		58,500	59,906	*
J. Kevin Buchi	0		5,000	5,000	*
Frank C. Carlucci	59,393		64,801	124,194	*
Terrance C. Coyne, M.D.	14,850	(3)	27,334	42,184	*
Robert J. Cruikshank	26,476		64,801	91,277	*
John H. Dillon, II	0		5,000	5,000	*
Richard A. F. Dixon, Ph.D.	256,677	(3)	623,829	880,506	1.5%
Bruce D. Given, M.D.	228,148	(3)	547,918	776,066	1.3%
Derek Maetzold	29,788	(3)	33,334	63,122	*
Stephen L. Mueller	65,088	(3)(4)	303,407	368,495	*
Suzanne Oparil, M.D.	14,969		45,000	59,969	*
John M. Pietruski	80,406	(5)	53,892	134,298	*
James A. Thomson, Ph.D.	11,755	(6)	64,801	76,556	*
James T. Willerson, M.D.	102,911	(7)	64,801	167,712	*
All directors and executive officers as a group (14 persons)	891,867		1,962,418	2,854,285	4.9%

*	Less than 1%

(1)	Unless otherwise indicated, the address of all persons above is 4848 Loop Central Drive, Suite 700, Houston, Texas 77081.

(2)	As of December 31, 2004, Wellington Management Company, LLP (“Wellington Management”), in its capacity as investment adviser, may be deemed to have beneficial ownership of 4,793,440 shares of common stock that are owned by numerous investment advisory clients, one of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 3,419,810 shares and no voting authority over 1,373,630 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The address of Wellington Management is 75 State Street, Boston, Massachusetts 02109.

(3)	Includes the following shares of restricted common stock: Dr. Coyne – 11,523; Dr. Dixon – 71,581; Dr. Given – 189,982; Mr. Maetzold – 17,369 and Mr. Mueller – 44,902. The shares of restricted common stock vest in three equal annual amounts beginning on the one-year anniversary at the grant date.

(4)	Does not include 1,000 shares held by Mr. Mueller’s daughter for which he disclaims beneficial ownership.

(5)	Includes 42,857 shares held by the Pietruski Family Partnership, of which Mr. Pietruski is the general partner.

(6)	Includes 200 shares held by Dr. Thomson’s granddaughter.

(7)	Includes 14,285 shares owned by The James T. Willerson Fund, Inc., a not-for-profit corporation, of which Dr. Willerson is the Chairman of the Board of Directors.

Executive Officers

     Our executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board. All of our executive officers are listed in the following table, and certain information concerning these officers, except for Drs. Given and Dixon who are also members of the Board of Directors, follows the table:

Name	Age	Position
Bruce D. Given, M.D.	50	President, Chief Executive Officer and Director
Richard A. F. Dixon, Ph.D.	51	Senior Vice President, Research, Chief
		Scientific Officer and Director
Stephen L. Mueller	57	Vice President, Finance and Administration,
		Secretary and Treasurer
Terrance C. Coyne, M.D.	59	Vice President, Clinical Development and Chief
		Medical Officer
Derek Maetzold	43	Vice President, Marketing and Sales

     Stephen L. Mueller has served as Vice President, Finance and Administration since March 1998, as Vice President of Administration since March 1995, as Secretary since May 1994 and as Treasurer since December 1991. From September 1991 to March 1995, Mr. Mueller served as Director of Finance and Administration. Prior to joining us, Mr. Mueller was a financial consultant for wholesale distribution and oil and gas companies. Mr. Mueller was Vice President and Controller of Bado Equipment Co., Inc. in Houston, Texas, from 1976 to 1990. He was associated with Deloitte & Touche, Certified Public Accountants in Houston, Texas, from 1973 to 1976. Mr. Mueller received a B.B.A. from The University of Texas at Austin in accounting and is a Certified Public Accountant in the State of Texas.

     Terrance C. Coyne, M.D. has served as Vice President, Clinical Development and Chief Medical Officer since September 2003. Dr. Coyne joined as after serving as Senior Vice President, Chief Medical and Regulatory Officer for Metaphore Pharmaceuticals, Inc. in St. Louis, Missouri, from November 2001 to September 2003. He was also Managing Director for Ferghana Partners, Inc. in New York, New York, in 2001. Dr. Coyne also served as Vice President Business Development, Medical and Scientific Affairs for Celltech-Medeva Pharmaceuticals in Rochester, New York, from 1993 to 2000. Dr. Coyne received both his bachelor’s degree and medical degree from the University of Wisconsin.

     Derek Maetzold has served as Vice President, Sales and Marketing since June 2003. Before joining us, Mr. Maetzold served in various capacities for Schering-Plough Corporation from 1999 to June 2003, including Senior Director — Business Development, Director — Marketing, Allergy Business Unit and Director — Marketing Planning, Ezetimibe and Clarinex. From 1998 to 1999, he served as Account Supervisor for Integrated Communications Corporation, a healthcare focused advertising company. Mr. Maetzold received his bachelor’s degree in Biology from George Mason University.

Executive Compensation

     Summary Compensation Table. The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 2004, 2003 and 2002 to our Chief Executive Officer and each of the other four most highly paid executive officers of the company whose salary and bonus exceeded $100,000, collectively referred to as the Named Executive Officers, determined at the end of the last fiscal year:

					Long Term
		Annual Compensation			Compensation
					Restricted	Shares
				Other	Stock Awards	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	(1)	(2)	Options (3)	Compensation
Bruce D. Given, M.D.	2004	$358,241	$180,011	—	$89,989	118,750	$6,905	(4)
President and Chief	2003	$340,792	$208,330	—	$86,670	—	$5,641	(5)
Executive Officer	2002	$247,055	$122,000	$98,667	$430,500	550,000	$5,250	(6)

Richard A.F. Dixon, Ph.D.
Senior Vice President,	2004	$308,124	$103,338	—	$51,662	90,000	$6,150	(7)
Research, Chief	2003	$296,070	$132,342	—	$51,003	96,300	$6,000	(7)
Scientific Officer	2002	$281,121	$72,205	—	$55,524	60,300	$5,500	(7)

Stephen L. Mueller
Vice President, Finance and	2004	$201,159	$70,000	—	$35,000	40,000	$6,021	(7)
Administration, Secretary	2003	$184,095	$96,978	—	$32,003	31,600	$5,656	(7)
and Treasurer	2002	$177,897	$51,456	—	$34,775	30,800	$5,359	(7)

Terrance C. Coyne, M.D.
Vice President, Clinical	2004	$275,532	$73,336	$147,336	$36,664	32,000	$6,150	(7)
Development, Chief	2003	$90,243	$39,165	$16,865	$64,002	50,000	—
Medical Officer	2002	—	—	—	—	—	—

Derek Maetzold	2004	$189,199	$53,343	—	$26,657	30,000	$5,866	(7)
Vice President, Sales	2003	$108,341	$75,665	$117,791	$63,985	70,000	—
and Marketing	2002	—	—	—	—	—	—

(1)	Represents amounts paid for relocation expenses.

(2)	Represents restricted shares of common stock issued under bonus plans for executive officers and other key personnel. The restricted shares vest in three equal annual installments over three years beginning on the first anniversary of the date of grant except for 50,000 of Dr. Given’s restricted shares, which vest on the third anniversary of the date of grant. The restricted shares are eligible for dividend distributions should any dividends be declared. The number and value of restricted shares held as of December 31, 2004, respectively, were as follows: Dr. Given – 146,254/$1,452,302; Dr. Dixon – 46,986/$466,571; Mr. Mueller – 29,447/$292,409; Dr. Coyne – 8,190/$81,327; Mr. Maetzold — 12,369/$122,824. The shares awarded under the bonus plan for fiscal 2004 were: Dr. Given – 8,166; Dr. Dixon – 4,688; Mr. Mueller – 3,176; Dr. Coyne – 3,327; and Mr. Maetzold – 2,419. The dollar amounts reported in the table represent the value of the restricted shares on the date of grant.

(3)	See “Option Grants in Last Fiscal Year” for certain information with respect to options granted during the fiscal year ended December 31, 2004.

(4)	Includes $755 for insurance premiums for term life insurance and $6,150 for employer contributions pursuant to our 401(k) plan.

(5)	Includes $495 for insurance premiums for term life insurance and $5,146 for employer contributions pursuant to our 401(k) plan.

(6)	Includes $495 for insurance premiums for term life insurance and $4,755 for employer contributions pursuant to our 401(k) plan.

(7)	Represents amounts for employer contributions pursuant to our 401(k) plan.

     Option Grants in Last Fiscal Year. The following table provides information concerning stock options granted to the Named Executive Officers during the year ended December 31, 2004:

	Number of	% of Total			Potential Realizable Value at
	Securities	Options			Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation
	Options	Employees in	Exercise	Expiration	for Option Term(2)
Name	Granted	Fiscal Year	Price	Date(1)	5%	10%
Bruce D. Given, M.D.	118,750	12.12	$9.85	03/04/14	$735,610	$1,864,181
Richard A.F. Dixon, Ph.D.	90,000	9.19	$9.85	03/04/14	$557,515	$1,412,853
Stephen L. Mueller	40,000	4.08	$9.85	03/04/14	$247,784	$627,935
Terrance C. Coyne, M.D.	32,000	3.27	$9.85	03/04/14	$198,228	$502,348
Derek Maetzold	30,000	3.06	$9.85	03/04/14	$185,838	$470,951

(1)	These stock options vest and become exercisable in approximately three equal annual installments beginning on the first anniversary of the date of grant.

(2)	Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on option exercises are dependent on the future performance of the common stock. Because the exercise price of options granted is equal to the fair market value of the common stock, a zero percent appreciation in stock price will result in no gain.

     Aggregated Option Exercises In Last Fiscal Year and Year-End Option Values. The following table provides information concerning the number of unexercised options and the value of in-the-money options held by the Named Executive Officers as of December 31, 2004:

	Shares		Number of Unexercised		Value of Unexercised
	Acquired on	Value	Options at FY-End		In-the-Money Options (1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce D. Given, M.D.	0	0	325,001	343,749	$1,217,004	$845,496
Richard A.F. Dixon, Ph.D.	152,100	1,238,053	541,629	174,300	$2,011,382	$671,430
Stephen L. Mueller	4,000	32,640	269,274	71,332	$1,116,447	$236,938
Terrance C. Coyne, M.D.	0	0	16,667	65,333	$83,835	$170,225
Derek Maetzold	0	0	23,334	76,666	$168,471	$339,329

(1)	Value of in-the-money options calculated based on the closing price of $9.93 per share of common stock on December 31, 2004, as reported by the Nasdaq National Market.

     Securities Authorized For Issuance Under Equity Compensation Plans. The following table sets forth information regarding our equity compensation plans as of December 31, 2004, and April 5, 2005:

Equity Compensation Plan Information
Number of securities
		Weighted average	remaining available for future
	Number of securities to	exercise	issuance under equity
	be issued upon exercise	price of outstanding	compensation plans (excluding
	of outstanding options,	options, warrants and	securities reflected in column
	warrants and rights	rights	(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,585,799	$7.09	2,986,779
Equity compensation plans not approved by security holders	—	—	—

Total as of December 31, 2004	4,585,799	$7.09	2,986,779

Total as of April 5, 2005 (2)	5,512,362	$7.81	1,759,458

(1)	Consists of the Amended and Restated 1990 Incentive Stock Option Plan, the Amended and Restated 1992 Incentive Stock Option Plan, the Amended and Restated 1995 Stock Option Plan, the Amended and Restated 1995 Non-Employee Director Stock Option Plan and the Amended and Restated 1999 Stock Incentive Plan.

(2)	As of April 5, 2005, the only equity compensation plan with options available for grant is the Amended and Restated 1999 Stock Incentive Plan. All of our incentive plans contain a provision that disallows grants after the plan has been effective for ten years. All plans other than the Amended and Restated 1999 Stock Incentive Plan have been effective for more than ten years.

     Compensation Committee Interlocks and Insider Participation. In January 1992, we entered into a consulting agreement with John M. Pietruski, Chairman of our Board of Directors. Under the terms of the agreement, Mr. Pietruski is expected to devote an average of one day per week of his consulting services to us. During 2004, Mr. Pietruski received an annual fee of $60,000 for his services. In January 2005, the agreement was amended to extend the term for an additional two-year period, effective January 1, 2005, and to reduce the annual fee payable thereunder to $40,000.

Compensation and Corporate Governance Committee Report On Executive Compensation

     Our compensation program for officers (including the Chief Executive Officer and the other executive officers) is administered by the Compensation and Corporate Governance Committee, which is composed of three directors, each of whom has been determined to be independent in accordance with the requirements of the NASD. The committee is primarily responsible for providing oversight on the broad range of matters surrounding the compensation of management, and the composition and operation of the Board, including recommending to the Board the compensation for our Chief Executive Officer, approving the compensation and employee benefits for our other executive officers and employees, identifying individuals qualified to become Board members, recommending to the Board director nominees, and recommending to the Board a set of corporate governance principles applicable to us.

     The policies of the committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the committee has adopted a mix among various compensation elements including, salary, bonus and stock options.

     Base salaries for management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of salaries for comparable positions at comparable companies within the biotechnology industry and reference to broad based industry surveys of pharmaceutical and biotechnology companies. In furtherance of these goals, we have entered into agreements with certain of our key management personnel, including Dr. Given, our Chief Executive Officer. See “Executive Agreements.” The agreements with key management personnel establish annual base salary amounts that the committee may increase from time to time. Increases in Dr. Given’s salary require approval of the independent members of the full Board. During the year 2004, Dr. Given received an annualized base salary of $367,500 based on a review of his performance during 2003 by the committee. Annual salary adjustments are determined by evaluating the competitive marketplace, our performance, the performance of the executive, and any increased responsibilities assumed by the executive. We attained a number of important milestones during the year 2004, including the increased sales of Argatroban by our marketing partner GlaxoSmithKline, completion of enrollment of the final Phase III clinical program for ThelinTM, attainment of certain share value milestones, progress in research and clinical development of certain compounds and successful completion of securities regulatory timelines. Based on a review of these factors and Dr. Given’s performance during 2004, the committee recommended, and the independent directors of the full Board approved, an increase in Dr. Given’s annualized base salary to $400,000 effective March 1, 2005.

     Section 162(m) of the Internal Revenue Code restricts the ability of a publicly held corporation to deduct compensation in excess of $1,000,000 paid to its chief executive officer and each of the four most highly compensated officers. The committee intends to maintain executive compensation packages below this threshold, and based on its current compensation executive compensation packages below this threshold, and based on its current compensation structure, we do not anticipate that any of our officers will reach the $1,000,000 threshold in the near future.

     The principal methods for long-term incentive compensation are our incentive stock plans. Compensation under these plans principally takes the form of incentive and non-qualified stock options that have an exercise price equal to the market price of our common stock at time of grant and restricted stock grants. In this manner, key individuals are rewarded commensurate with increases in stockholder value. Moreover, our incentive stock plans provide a non-cash form of compensation, which is intended to benefit us by enabling us to continue to attract and to retain qualified personnel. For Dr. Given’s performance in 2004, on March 1, 2005, Dr. Given was granted a stock option to purchase 112,500 shares of our common stock at the exercise price of $11.02 per share, the fair market value of our common stock on the grant date. Subject to the terms applicable to his grant, the stock option becomes exercisable in equal installments on the first, second and third anniversaries of the grant date and expires ten years from the grant date.

     During 1998, the Board of Directors instituted a bonus plan for executive officers and certain other key personnel that has been amended from time to time. Generally, bonuses are paid based upon attainment of annual Corporate and personal goals as approved and evaluated by the committee and the Chief Executive Officer. In determining incentive awards for management for calendar year 2004, the committee considered management’s ability to implement our research and clinical development programs, successful completion of corporate partnering agreements, financing activities, and control of expenses. The Corporate goals for 2004 included the attainment of development milestones for Thelin and other compounds in the Company’s pipeline, achievement of increases in share value of the Company’s common stock, financial goals relating to earnings and regulatory compliance, certain business development goals and corporate readiness for the commercialization of Thelin. Personal goals reflect individual achievements deemed to be appropriate for each person’s job description and consistent with the Corporate goals. Payments under the plan were made two-thirds in cash and one-third in restricted common stock that vests in equal installments on the first, second and third anniversaries of the grant date. Pursuant to the terms of his agreement and the bonus plan, Dr. Given received a bonus of $270,000 for his performance in 2004, consisting of $180,011 in cash and 8,166 shares of restricted common stock.

     The committee is authorized to make incentive awards under the stock plans mentioned above to key employees, including our officers. Incentive awards under the stock plans are also based upon the same goals discussed above. The committee utilizes incentive awards as a key element to provide incentives for employees and officers consistent with the goal of increasing stockholder value.

James A. Thomson, Chair
Ron J. Anderson
Frank C. Carlucci

Audit Committee Report

     The Audit Committee is comprised of five directors, each of whom has been determined to be independent in accordance with the requirements of the NASD and the SEC.

     Management is responsible for Encysive’s financial reporting process and systems of internal controls. The independent auditors are responsible for performing an independent audit of Encysive’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon as to whether those financial statements are, in all material respects, presented fairly in conformity with accounting principles generally accepted in the United States of America. The committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of Encysive’s independent auditor. We are not professionally engaged in the practice of accounting or auditing and, accordingly, we rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants. The committee’s specific responsibilities are set forth in the Audit Committee Charter.

     The Board, in its business judgment, has determined that all members of the Audit Committee meet the current independence and experience requirements of the NASD and applicable rules and regulations of the SEC and that Mr. Cruikshank satisfies the requirements for an “audit committee financial expert” promulgated by the SEC.

     We have met with Encysive’s independent accountants, KPMG LLP, and discussed the overall scope and plans for their audit. We have also met with the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of Encysive’s internal controls. We also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Encysive’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

     The independent accountants also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1, and we discussed with the independent accountants their independence from Encysive. In this area we also considered the non-audit services provided by the independent accountants and concluded that such services are compatible with maintaining their independence.

     We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004, with management and KPMG. Based on our review of the audited consolidated financial statements and the meetings and discussions with management and the independent accountants, and subject to the limitations on our role and responsibilities referred to above and in our committee charter, we recommended to the Board of Directors that Encysive’s audited consolidated financial statements be included in the Encysive’s Annual Report on Form 10-K filed with the SEC.

Robert J. Cruikshank, Chair
J. Kevin Buchi
John H. Dillon II
Suzanne Oparil
James T. Willerson

Performance Graph

     The following is a line graph presentation comparing our common stock’s cumulative five-year return with various indices, including broad market indices. In May 2003, our name changed from Texas Biotechnology Corporation to Encysive Pharmaceuticals Inc. As a result, our common stock traded on The Nasdaq National Market System as “TXBI” until May 18, 2003, when it began trading as “ENCY.”

Comparison of Five Year Cumulative Total Return
Value of Investment of $100 on December 31, 1999

	Year Ending
	1999	2000	2001	2002	2003	2004
Encysive Pharmaceuticals Inc.	100	108.22	81.89	17.64	112.76	125.10
Nasdaq Market Index	100	62.85	50.10	34.95	52.55	56.97
Nasdaq Biotechnology Index	100	132.35	113.17	73.59	107.71	113.78

Executive Agreements

     We entered into an agreement with Dr. Bruce D. Given effective as of March 25, 2002, and amended on March 21, 2003, whereby he agreed to serve as our President and Chief Executive Officer. Upon the expiration of the initial one-year term, the agreement automatically renews for successive one-year periods unless either party provides notice at least sixty days before the scheduled expiration. The agreement provides Dr. Given with an annual base salary subject to increase by the Compensation and Corporate Governance Committee and approved by the independent members of the Board of Directors in accordance with our practices based upon Dr. Given’s performance. Effective March 1, 2005, the committee increased Dr. Given’s annual salary to $400,000. Under the agreement, Dr. Given was also granted options to purchase 425,000 shares of common stock and 125,000 shares of common stock that will vest in equal installments of one-third on the first, second and third anniversaries of the date of grant and the second, third and fourth anniversaries of the date of grant, respectively. In addition, we granted Dr. Given 50,000 restricted shares of common stock, 10 shares for each share he purchased on the open market or from us. He is also entitled to annual bonuses to be recommended by the committee and approved by the independent members of the Board of Directors and to participate in all retirement or other benefit plans, policies and programs maintained or provided by us for our officers.

     In March 2003, we entered into agreements with Richard A.F. Dixon, Senior Vice President, Research, Chief Scientific Officer and Director, and Stephen L. Mueller, Vice President, Finance Administration, Secretary and Treasurer. The agreements provide for a one-year initial term, and the agreements automatically renew for successive one-year periods unless the other party provides notice at least sixty days before the scheduled expiration. The agreements provide for an annual base salary subject to increase by the Compensation and Corporate Governance Committee in accordance with our practices based on their performance. In addition, they will also receive bonuses to be determined by the committee in its sole discretion, and are entitled to participate in all retirement or other benefit plans, policies and programs maintained or provided by us for executive officers. Effective March 1, 2005, the committee increased Dr. Dixon’s and Mr. Mueller’s annual salary to $329,158 and $220,500, respectively.

     We entered into agreements with Derek Maetzold, Vice President, Sales and Marketing, and Terrance C. Coyne, Vice President, Clinical Development, and Chief Medical Officer in June 2003 and September 2003, respectively. The agreements provide for a one-year initial term, and the agreements automatically renew for successive one-year periods unless the other party provides notice at least sixty days before the scheduled expiration. The agreements provide for an annual base salary subject to increase by the Compensation and Corporate Governance Committee in accordance with our practices based on their performance. In addition, they will also receive bonuses to be determined by the committee in its sole discretion, and are entitled to participate in all retirement or other benefit plans, policies and programs maintained or provided by us for executive officers. Effective March 1, 2005, the committee increased Mr. Maetzold’s and Dr. Coyne’s annual salary to $206,483 and $294,580, respectively.

     The agreements with Dr. Given, Dr. Dixon, Mr. Mueller, Dr. Coyne, and Mr. Maetzold may be terminated by us with or without “cause,” as defined in the agreements. The executives can terminate the agreements with or without “good reason,” as defined in the agreements. In the event of termination by us without “cause,” or by the executives for “good reason,” the executives will receive in a lump sum their one-year’s base salary and, only in the case of Dr. Given, a prorata bonus, and will receive other benefits and rights under the agreements for the twelve months following their termination. During the twelve-month period after the date of termination, all stock options and restricted stock held by the executives will continue to vest and be exercisable in accordance with their terms in effect on the date of termination. On the conclusion of this twelve-month period, all unexpired, unexercised options will be fully vested and all restricted stock will be fully vested. Thereafter, all such fully vested stock options will be exercisable by the executives until the earlier to occur of the expiration of the term of each stock option or twelve months after the date they become fully vested. However, in the event of termination by us for “cause” or their termination without “good reason,” the executives are only entitled to receive that portion of their base salary that has been earned, but not paid, through the termination date. In addition, the agreements provide certain benefits in the event of a termination within two years of a “change of control,” as defined in the agreements. The agreements provide for a lump-sum payment in cash of three years of annual base salary and annual bonus if any for Dr. Given and Dr. Dixon, and 18 months of annual base salary and annual bonuses if any for Mr. Mueller, Dr. Coyne and Mr. Maetzold. In addition, the agreements provide for gross-up for certain taxes on the lump-sum payment, continuation of certain insurance and other benefits for periods of 18 months to three years and reimbursement of certain legal expenses in conjunction with the agreements. During the term of the agreements, and for the twelve months following the termination of the agreements, Dr. Given, Dr. Dixon, Dr. Coyne and Mr. Maetzold may not engage, directly or indirectly, in any business or enterprise which is in competition with us or induce any of our employees to accept employment with any of our competitors.

Independent Public Accountants

     KPMG LLP has served as our independent auditors for a number of years. Although we anticipate that this relationship will continue to be maintained during fiscal 2005, we have not proposed any formal action be taken at the meeting concerning the continued employment of KPMG, because no such action is legally required. Representatives of KPMG plan to attend the annual meeting and will be available to answer appropriate questions. These representatives will be able to make a statement at the meeting if they wish, although we do not expect them to do so.

     Independent Public Accountant Fees. In 2003 and 2004, KPMG LLP provided services in the following categories and amounts.

	2003	2004
Audit Fees (1)	$281,035	$444,633
Audit Related Fees	$7,000	$0
Tax Fees	$15,000	$55,300
All Other Fees	$0	$0

(1)	Includes $170,020 and $84,500 of fees incurred by us in connection with the review of registration statements filed in 2004 and 2003, respectively.

     Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee has delegated pre-approval authority with respect to non-audit services to its chairman, provided that the total anticipated cost of the project is less than $3,000, and the total anticipated costs of all such projects pre-approved by the chairman during any calendar year does not exceed $12,000. The committee has also pre-approved the provision of isolated tax questions or other miscellaneous tax services that do not constitute discrete and separate projects, provided that the aggregate cost of responding to all such questions and providing all such miscellaneous services does not exceed $2,000 per calendar quarter. The chairman and management are required to periodically report to the full committee the scope and anticipated cost of all projects pre-approved by the chairman, and the cost of all miscellaneous tax services described above. None of the fees paid to the independent auditors under the categories Audit-Related, Tax and All Other fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and to furnish us a copy of each filed report.

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports.

Stockholder Proposal Information

     If you want to present a proposal from the floor at the 2006 Annual Meeting or nominate a person for election to the Board at such meeting, you must give us written notice no later than February 22, 2006, and follow the procedures outlined in our Bylaws. If the date of the 2006 Annual Meeting is more than 30 days from the 2005 Annual Meeting, your notice of a proposal will be timely if we receive it a reasonable time before we mail our proxy materials for the 2006 Annual Meeting. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board of Directors may recommend. Your notice should be sent to our Secretary at 4848 Loop Central Drive, Suite 700, Houston, Texas 77081. You may request a copy of the by-law provisions governing the requirements for notice from our Secretary at the above address.

     If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to our Secretary so that it is received at the above address by December 9, 2005.

Other Matters

     We have included a copy of our 2004 Annual Report to Stockholders that includes our Form 10-K covering the fiscal year ended December 31, 2004. We will bear the cost of soliciting proxies in the accompanying form. We have engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $5,500, plus out-of-pocket expenses. Additional fees may be incurred in order to facilitate adoption of the proposals to amend our Certificate of Incorporation and to amend the Amended and Restated 1999 Stock Incentive Plan. Our employees, officers and directors may also solicit proxies. In addition to solicitation by mail and by Georgeson Shareholder Communications, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated.

By Order of the Board of Directors,

STEPHEN L. MUELLER,
Vice President, Finance and Administration
Secretary and Treasurer

Appendix A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

ENCYSIVE PHARMACEUTICALS INC.

     Encysive Pharmaceuticals Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

     FIRST: That at a meeting of the Board of Directors of the Corporation on March 1, 2005, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the introductory paragraph of Article Fourth of the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares of common stock (hereinafter called “Common Stock”), of a par value of one-half of one cent ($.005) per share and Five Million (5,000,000) shares of preferred stock (hereinafter called “Preferred Stock”) of a par value of one-half of one cent ($.005) per share.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the holders of a majority of the shares of issued and outstanding common stock, par value $.005 per share, of the Corporation voted in favor of the foregoing amendment.

     THIRD: That the foregoing amendment to the Certificate of Incorporation was duly adopted by the stockholders of the Corporation on May 11, 2005, pursuant to the applicable provisions of Section 242 of the DGCL.

A-1

     IN WITNESS WHEREOF, the undersigned, being the duly authorized Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the DGCL, does make and file this Certificate of Amendment this 11th day of May, 2005.

ENCYSIVE PHARMACEUTICALS INC.

By:

Stephen L. Mueller, Secretary

A-2

Appendix B

ENCYSIVE PHARMACEUTICALS INC.

Amended and Restated

1999 STOCK INCENTIVE PLAN

(As Amended by the Board of Directors on March 1, 2005)

ENCYSIVE PHARMACEUTICALS INC.

1999 STOCK INCENTIVE PLAN

GENERAL PROVISIONS RELATING
TO PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1	Purpose

     The purpose of the Plan is to foster and promote the long-term financial success of Encysive Pharmaceuticals Inc. (the “Company”) and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of selected key Employees, Consultants and Outside Directors, (b) motivating superior performance of key Employees, Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s stockholders, (d) attracting and retaining key Employees, Consultants and Outside Directors by providing competitive incentive compensation opportunities, and (e) enabling key Employees, Consultants and Outside Directors to share in the long-term growth and success of the Company.

     The Plan provides for payment of various forms of incentive compensation and it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

     Subject to approval by the Company’s stockholders pursuant to Section 6.1, the Plan shall become effective as of March 2, 1999 (the “Effective Date”). The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 6.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Incentive Award be granted under the Plan after the expiration of ten (10) years from the Effective Date.

1.2	Definitions

The following terms shall have the meanings set forth below:

(a) Authorized Officer. The Chairman of the Board or the Chief Executive Officer of the Company or any other senior officer of the Company to whom either of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

(b) Board. The Board of Directors of the Company.

(c) Cause. When used in connection with the termination of a Grantee’s Employment, shall mean the termination of the Grantee’s Employment by the Company by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Grantee; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him; (v) the knowing engagement by the Grantee in any direct, material conflict of interest with the Company without compliance with the Company’s conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any activity which competes with the business of the Company or which would result in a material injury to the business, reputation or goodwill of the Company.

(d) Change in Control. Any of the events described in and subject to Section 5.7.

(e) Code. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

(f) Committee. A committee appointed by the Board consisting of not less than two directors as appointed by the Board to administer the Plan. During such period that the Company is a Publicly Held Corporation, the Plan shall be administered by a committee appointed by the Board consisting of not less than two directors who fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Section 162(m) of the Code. In either case, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

     Notwithstanding the preceding paragraph, the term “Committee” as used in the Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion). When the Board exercises its authority to act in the capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in its capacity as the Committee.

(g) Common Stock. The common stock of the Company, $.005 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

(h) Company. Encysive Pharmaceuticals Inc., a corporation organized under the laws of the State of Delaware, and any successor in interest thereto.

(i) Consultant. An independent agent, consultant, attorney, an individual who has agreed to become an Employee, or any other individual who is not an Outside Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute materially to the growth or financial success of the Company (or any Parent or Subsidiary).

(j) Covered Employee. A named executive officer who is one of the group of covered employees, as defined in Section 162(m) of the Code and Treasury Regulation § 1.162-27(c) (or its successor), during such period that the Company is a Publicly Held Corporation.

(k) Disability. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request.

(l) Employee. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is in a position to contribute to the growth, development and financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

(m) Employment. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion.

     Unless otherwise provided in the Incentive Agreement, the term “Employment” for purposes of the Plan is also defined to include (i) compensatory services performed by a Consultant for the Company (or any Parent or Subsidiary) and (ii) membership on the Board by an Outside Director.

(n) Exchange Act. The Securities Exchange Act of 1934, as amended.

(o) Fair Market Value. The Fair Market Value of one share of Common Stock on the date in question is deemed to be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the consolidated reporting system for the securities exchange(s) on which Shares are then listed or admitted to trading (as reported in the Wall Street Journal or other reputable source), or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

     If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

(p) Grantee. Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

(q) Immediate Family. With respect to a Grantee, the Grantee’s spouse, children or grandchildren (including legally adopted and step children and grandchildren).

(r) Incentive Agreement. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 6.1(a).

(s) Incentive Award. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Reload Option, Restricted Stock Award, or Other Stock-Based Award.

(t) Incentive Stock Option or ISO. A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(u) Insider. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(v) Nonstatutory Stock Option. A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option.

(w) Option Price. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

(x) Other Stock-Based Award. An award granted by the Committee to a Grantee under Section 4.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(y) Outside Director. A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Parent or Subsidiary.

(z) Parent. Any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Section 424(e) of the Code.

(aa) Performance-Based Exception. The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code § 162(m) and Treasury Regulation § 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

(bb) Performance Period. A period of time, as may be determined in the discretion of the Committee and set out in the Incentive Agreement, over which performance is measured for the purpose of determining a Grantee’s right to and the payment value of an Incentive Award.

(cc) Plan. The Encysive Pharmaceuticals Inc. 1999 Stock Incentive Plan as set forth herein and as it may be amended from time to time.

(dd) Publicly Held Corporation. A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

(ee) Restricted Stock. Shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.

(ff) Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

(gg) Restriction Period. The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

(hh) Retirement. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee’s Incentive Agreement.

(ii) Share. A share of the Common Stock of the Company.

(jj) Share Pool. The number of shares authorized for issuance under Section 1.4, as adjusted for awards and payouts under Section 1.5 and as adjusted for changes in corporate capitalization under Section 5.5.

(kk) Stock Option or Option. Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder such stock option the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, only an Employee may be granted an Incentive Stock Option.

(ll) Subsidiary. Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

1.3	Plan Administration

(a) Authority of the Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Incentive Agreement. The determinations of the Committee shall be final and binding.

     The Committee may grant an Incentive Award to an individual who it expects to become an Employee within the next six months, with such Incentive Award being subject to such individual actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee in its discretion.

(b) Meetings. The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(c) Decisions Binding. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries. The Committee’s decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

(d) Modification of Outstanding Incentive Awards. Subject to the stockholder approval requirements of Section 6.7 if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee. With respect to an Incentive Award that is an incentive stock option (as described in Section 422 of the Code), no adjustment to such option shall be made to the extent constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the optionee in writing.

(e) Delegation of Authority. The Committee may delegate to designated officers or other employees of the Company any of its duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, while the Company is a Publicly Held Corporation, the Committee may not delegate to any person the authority to (i) grant Incentive Awards, or (ii) take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

(f) Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

(g) Indemnification. Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

1.4 Shares of Common Stock Available for Incentive Awards

     Subject to adjustment under Section 5.5, there shall be available for Incentive Awards under the Plan granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) 8,750,000 Shares of Common Stock. 8,750,000 of the Shares reserved under the Plan shall be available for grants of Incentive Stock Options. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.

     During such period that the Company is a Publicly Held Corporation, then unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards:

(a) Subject to adjustment as provided in section 5.5, the maximum aggregate number of shares of common stock (including stock options, restricted stock, or other stock-based awards paid out in shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any incentive award held by any individual employee shall be 8,750,000 shares.

(b) The maximum aggregate cash payout (including Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any Employee shall be Ten Million dollars ($10,000,000).

(c) With respect to any Stock Option granted to a Employee that is canceled or repriced, the number of Shares subject to such Stock Option shall continue to count against the maximum number of Shares that may be the subject of Stock Options granted to such Employee hereunder to the extent such is required in accordance with Section 162(m) of the Code.

(d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.5	Share Pool Adjustments for Awards and Payouts.

     The following Incentive Awards and payouts shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

(a) Stock Option;

(b) Restricted Stock; and

(c) A payout of an Other Stock-Based Award in Shares.

     The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

(a) A payout of an Other Stock-Based Award in the form of cash;

(b) A cancellation, termination, expiration, forfeiture, or lapse for any reason of any Shares subject to an Incentive Award; and

(c) Payment of an Option Price with previously acquired Shares or by withholding Shares that otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price).

1.6	Common Stock Available.

     The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.7	Participation

(a) Eligibility. The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares or Stock Options, as the case may be, which shall be granted to each such person, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent not inconsistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

(b) Incentive Stock Option Eligibility. No Consultant or Outside Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee’s percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

1.8	Types of Incentive Awards

     The types of Incentive Awards under the Plan are Stock Options as described in Section 2, Restricted Stock as described in Section 3, Other Stock-Based Awards as described in Section 4, or any combination of the foregoing.

STOCK OPTIONS

2.1	Grant of Stock Options

     The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Consultants and/or Outside Directors and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2	Stock Option Terms

(a) Written Agreement. Each grant of an Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee’s Incentive Agreement, need not be uniform among all Stock Options issued pursuant to the Plan.

(b) Number of Shares. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

(c) Exercise Price. The exercise price per Share of Common Stock under each Stock Option shall be not be less than one hundred percent (100%) of the Fair Market Value per Share on the date the Stock Option is granted. Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of Section 2.3(a).

(d) Term. In the Incentive Agreement, the Committee shall fix the term of each Stock Option which shall be not more than ten (10) years from the date of grant. In the event no term is fixed, such term shall be ten (10) years from the date of grant.

(e) Exercise. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be set forth in the Incentive Agreement.

(f) $100,000 Annual Limit on Incentive Stock Options. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they are granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then such Incentive Stock Options, only to the extent of such excess and in the order in which they were granted, shall automatically be deemed to be Nonstatutory Stock Options but all other terms and conditions of such Incentive Stock Options, and the corresponding Incentive Agreement, shall remain unchanged.

2.3	Stock Option Exercises

(a) Method of Exercise and Payment. Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Grantee for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares of Common Stock shall be effected by the delivery of such Shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Secretary shall require from time to time.

     The Committee, in its discretion, also may allow (i) “cashless exercise” as permitted under Federal Reserve Board’s Regulation T, 12 CFR Part 220 (or its successor), and subject to applicable securities law restrictions and tax withholdings, or (ii) by any other means which the Committee, in its discretion, determines to be consistent with the Plan’s purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

(b) Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any buy/sell agreement or right of first refusal, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

     Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

(c) Notification of Disqualifying Disposition of Shares from Incentive Stock Options. Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

(d) Proceeds of Option Exercise. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

RESTRICTED STOCK

3.1	Award of Restricted Stock

(a) Grant. In consideration of the performance of Employment by any Grantee who is an Employee, Consultant or Outside Director, Shares of Restricted Stock may be awarded under the Plan by the Committee with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement.

(b) Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Grantee’s Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee, Consultant or Outside Director, as applicable, entitling such Grantee to all voting and other ownership rights in such Shares.

     As specified in the Incentive Agreement, a Restricted Stock Award may limit the Grantee’s dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Incentive Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee, if applicable, is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

     Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Grantee’s Incentive Agreement. The Company or Committee (or their delegates) shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

3.2	Restrictions

(a) Forfeiture of Restricted Stock. Restricted Stock awarded to a Grantee may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Incentive Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Grantee’s Incentive Agreement.

(b) Issuance of Certificates. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares. Each such stock certificate shall bear the following legend or any other legend approved by the Company:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Encysive Pharmaceuticals Inc. 1999 Stock Incentive Plan and an Incentive Agreement entered into between the registered owner of such shares and Encysive Pharmaceuticals Inc. A copy of the Plan and Incentive Agreement are on file in the corporate offices of Encysive Pharmaceuticals Inc.

     Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock until such Shares vest pursuant to the terms of the Incentive Agreement.

(c) Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

3.3	Delivery of Shares of Common Stock

     Subject to withholding taxes under Section 6.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions. Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Grantee or other appropriate recipient.

OTHER STOCK-BASED AWARDS

4.1	Grant of Other Stock-Based Awards

     Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other types of Stock-Based Awards include, without limitation, Deferred Stock, purchase rights, Shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

4.2	Other Stock-Based Award Terms

(a) Written Agreement. The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.

(b) Purchase Price. Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to fifty percent (50%) of the Fair Market Value of the Shares covered by such grant on the date of grant (or such percentage higher than one fifty percent (50%) that is required by any applicable tax or securities law).

(c) Performance Criteria and Other Terms. In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Incentive Agreement.

(d) Payment. Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Incentive Agreement.

(e) Dividends. The Grantee of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, as determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide in the Incentive Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Shares of Common Stock.

PROVISIONS RELATING TO PLAN PARTICIPATION

5.1	Plan Conditions

(a) Incentive Agreement. Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

(b) No Right to Employment. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

(c) Securities Requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

     If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

5.2	Transferability and Exercisability

     Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code); provided, however, only with respect to Incentive Awards of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family, or (iii) a partnership in which such members of such Immediate Family are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the Incentive Agreement pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5.2, and (C) subsequent transfers of transferred Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence. Following any permitted transfer, any Incentive Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Grantee” shall be deemed to refer to the transferee. The events of termination of employment of Section 5.6 hereof and in the Incentive Agreement shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.

     Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise. In addition, the Company shall have no obligation to provide any notices to a transferee including, for example, of the termination of an Incentive Award following the original Grantee’s termination of employment.

     In the event that a Grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or other nonprofit institution, the Committee may, in its discretion, subsequently authorize a third party, including but not limited to a “blind” trust, to act on behalf of and for the benefit of such Grantee regarding any outstanding Incentive Awards held by the Grantee subsequent to such termination of employment. If so permitted by the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distribution under the Plan upon the death of the Grantee.

     No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 5.2 shall be void and ineffective.

5.3	Rights as a Stockholder

(a) No Stockholder Rights. Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

(b) Representation of Ownership. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

5.4	Listing and Registration of Shares of Common Stock

     The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

5.5	Change in Stock and Adjustments

(a) Changes in Law or Circumstances. Subject to Section 5.7 (which only applies in the event of a Change in Control), in the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the price per Share for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

(b) Exercise of Corporate Powers. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c) Recapitalization of the Company. Subject to Section 5.7, if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Incentive Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Fair Market Value of the Incentive Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Fair Market Value of the Incentive Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this subsection (c).

(d) Reorganization of the Company. Subject to Section 5.7, if the Company is reorganized, merged or consolidated, or is a party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or exchange, stockholders of the Company receive any Shares of Common Stock or other securities or property, or if the Company should distribute securities of another corporation to its stockholders, each Grantee shall be entitled to receive, in lieu of the number of unexercised Incentive Awards previously awarded, the number of Stock Options, Restricted Stock shares, or Other Stock-Based Awards, with a corresponding adjustment to the Fair Market Value of said Incentive Awards, to which he would have been entitled if, immediately prior to such corporate action, such Grantee had been the holder of record of a number of Shares equal to the number of the outstanding Incentive Awards payable in Shares that were previously awarded to him. For this purpose, Shares of Restricted Stock shall be treated the same as unrestricted outstanding Shares of Common Stock. In this regard, the Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

(e) Issue of Common Stock by the Company. Except as hereinabove expressly provided in this Section 5.5 and subject to Section 5.7, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding Shares of Restricted Stock shall be treated the same as outstanding unrestricted Shares of Common Stock.

(f) Acquisition of the Company. Subject to Section 5.7, in the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), in the discretion of the Committee, any Grantee who holds an outstanding Incentive Award shall have the right (subject to any limitation applicable to the particular Incentive Award under the Plan) to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Incentive Award immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share upon consummation of an Acquisition. The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (f).

(g) Assumption under the Plan of Outstanding Stock Options. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised stock option or other stock-based incentive award, such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4. With respect to an incentive stock option (as described in Section 422 of the Code) subject to this subsection (g), no adjustment to such option shall be made to the extent constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the optionee in writing.

(h) Assumption of Incentive Awards by a Successor. Subject to Section 5.7, notwithstanding any other provision hereof, in the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its discretion, have the right and power to:

(i)	cancel, effective immediately prior to the occurrence of such corporate event, each outstanding Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Grantee to whom such Incentive Award was granted an amount in cash equal to the excess of (A) the highest value, as determined by the Committee, in its discretion, of the property (including cash) received by the holder of a Share of Common Stock as a result of such event over (B) the exercise price of such Incentive Award, if any; or

(ii)	(A) provide for the exchange of each Incentive Award outstanding immediately prior to such corporate event (whether or not then exercisable) for an award on some or all of the property for which such Incentive Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the award, if any, or the number of shares or amount of property (including cash) subject to the Incentive Award or (B) provide for a cash settlement payment to the Grantee in consideration for the exchange or cancellation of the Incentive Award hereunder.

The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (h).

5.6	Termination of Employment, Death, Disability and Retirement

(a) Termination of Employment. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, if the Grantee’s Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option or other applicable Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of the termination date for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement with respect to the vested portion of such Incentive Award or (ii) the date that occurs ninety (90) calendar days after his termination date (not to exceed three months in the case of an ISO). Unless otherwise expressly provided in his Incentive Agreement, a Grantee’s Employment shall not be deemed to have been terminated if a Grantee/Employee becomes a Consultant or Outside Director immediately upon his termination of employment with the Company, or if a Grantee’s status otherwise changes between or among Employee, Consultant or Outside Director without a gap in service for the Company in any such capacity. All determinations regarding whether and when there has been a termination of Employment shall be made by the Committee.

(b) Termination of Employment for Cause. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, in the event of the termination of a Grantee’s Employment for Cause, all vested and non-vested Stock Options and other Incentive Awards granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m. (CST) on the date of such termination of Employment.

(c) Retirement. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon the Retirement of any Employee who is a Grantee:

(i)	any non-vested portion of any outstanding Option or other Incentive Award shall immediately terminate and no further vesting shall occur; and

(ii)	any vested Option or other Incentive Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of (1) six months after the date of Retirement in the case of any Incentive Award other than an Incentive Stock Option, or (2) three (3) months after termination of employment in the case of an Incentive Stock Option.

(d) Disability or Death. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon termination of Employment as a result of the Grantee’s Disability or death:

(i)	any nonvested portion of any outstanding Option or other applicable Incentive Award shall immediately terminate upon termination of Employment and no further vesting shall occur; and

(ii)	any vested Incentive Award shall expire on the earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the one year anniversary date of the Grantee’s termination of Employment date.

     In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of “Disability” in Section 1.2, whether the Employee has incurred a “Disability” for purposes of determining the length of the Option exercise period following termination of Employment under this paragraph (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this subsection (d) has occurred.

(e) Continuation. Subject to the conditions and limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee, Outside Director or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee’s Incentive Agreement shall be required.

5.7	Change in Control

     Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below) the following actions shall automatically occur as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Grantee’s Incentive Agreement:

(a) all of the Stock Options then outstanding shall become one hundred percent (100%) vested and immediately and fully exercisable;

(b) all of the restrictions and conditions of any Restricted Stock and any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired; and

(c) all of the Other Stock-Based Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.

     Notwithstanding any other provision of the Plan, unless otherwise expressly provided in the Grantee’s Incentive Agreement, the provisions of this Section 5.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding Incentive Awards subject, however, to the last paragraph of this Section 5.7.

     For all purposes of this Plan, a “Change in Control” of the Company shall be deemed to occur if:

(a) Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated There is an acquisition by a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange under the Exchange Act) of twenty percent (20%) or more of the total voting power of all the Company’s then outstanding securities entitled to vote generally in the election of directors to the Board; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or its Parent or Subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its Parent or Subsidiaries, or (iii) any acquisition consummated with the prior approval of the Board; or

(b) During a period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(c) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of the Company’s common stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional shares); or

(d) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

(e) Upon approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

(f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control hereunder.

     Notwithstanding the occurrence of any of the foregoing events of this Section 5.7 which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be deemed a Change in Control hereunder. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.

5.8	Exchange of Incentive Awards

     The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

5.9	Financing

     The Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase Shares pursuant to exercise of an Incentive Award upon such terms as are approved by the Committee in its discretion.

GENERAL

6.1	Effective Date and Grant Period

     This Plan is adopted by the Board effective as of March 2, 1999 (the “Effective Date”) subject to the approval of the stockholders of the Company by March 1, 2000. Incentive Awards may be granted under the Plan at any time prior to receipt of such stockholder approval; provided, however, if the requisite stockholder approval is not obtained within the permissible time frame, then the Plan and any Incentive Awards granted hereunder shall automatically become null and void and of no force or effect. Unless sooner terminated by the Board pursuant to Section 6.7, no Incentive Award shall be granted under the Plan after ten (10) years from the Effective Date.

6.2	Funding and Liability of Company

     No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

6.3	Withholding Taxes

(a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

(b) Share Withholding. With respect to tax withholding required upon the exercise of Stock Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Grantee.

(c) Incentive Stock Options. With respect to Shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such

Shares within (i) two years from the date of grant of such Option or (ii) one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

(d) Loans. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee or Consultant to permit the payment of taxes required by law.

6.4	No Guarantee of Tax Consequences

     Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.5	Designation of Beneficiary by Participant

     Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

6.6	Deferrals

     The Committee may permit a Grantee to defer such Grantee’s receipt of the payment of cash or the delivery of Shares that would, otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent consistent with the Code.

6.7	Amendment and Termination

     The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, if the Company is a Publicly Held Corporation, the Board shall not, without the approval of the stockholders of the Company within the time period required by applicable law, (a) except as provided in Section 5.5, increase the maximum number of Shares which may be issued under the Plan pursuant to Section 1.4, (b) amend the requirements as to the class of

     Employees eligible to purchase Common Stock under the Plan, (c) to the extent applicable, increase the maximum limits on Incentive Awards to Covered Employees as set for compliance with the Performance-Based Exception, (d) extend the term of the Plan, or (e) to the extent applicable, decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

     No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Incentive Award.

     In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company’s Common Stock is then listed or quoted, if applicable, or (b) the Code (or regulations promulgated there under), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company’s stockholders.

6.8	Requirements of Law

     The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

6.9	Rule 16b-3 Securities Law Compliance

     With respect to Insiders to the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

6.10	Compliance with Code Section 162(m)

     While the Company is a Publicly Held Corporation, unless otherwise determined by the Committee with respect to any particular Incentive Award, it is intended that the Plan shall comply fully with the applicable requirements so that any Incentive Awards subject to Section 162(m) that are granted to Covered Employees shall qualify for the Performance-Based Exception. If any provision of the Plan or an Incentive Agreement would disqualify the Plan or would not otherwise permit the Plan or Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed to be amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided, however, no such construction or amendment shall have any adverse effect on the prior grant of an Incentive Award, or the economic value to a Grantee of any outstanding Incentive Award, unless consented to in writing by the Grantee.

6.11	Successors

     All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.12	Miscellaneous Provisions

(a) No Employee, Consultant, Outside Director, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

(b) No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

(c) The expenses of the Plan shall be borne by the Company.

(d) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

6.13	Severability

     In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

6.14	Gender, Tense and Headings

     Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

6.15	Governing Law

     The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

ò DETACH PROXY CARD HERE ò

Sign, Date and Return the
Proxy Card Promptly Using	☒
the Enclosed Envelope.	Votes must be indicated
(x) in Black or Blue ink.

1. Election of Directors								FOR	AGAINST	ABSTAIN

FOR all of the nominees listed below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	(a)	Proposal to amend the Amended and Restated 1999 Stock Incentive Plan to increase the number of shares available thereunder.	☐	☐	☐

Nominees:	John M. Pietruski, Ron J. Anderson, J. Kevin Buchi, Frank C. Carlucci, Robert J. Cruikshank, John H. Dillon, II, Richard A.F. Dixon, Bruce D. Given, Suzanne Oparil, James A. Thomson, and James T. Willerson.					(b)	Proposal to amend the Amended and Restated 1999 Stock Incentive Plan to prohibit the grant of discounted options and the repricing of options.	☐	☐	☐

					4.	In their discretion, upon such other matters as may properly come before the meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions							To change your address, please mark this box.			☐
	FOR	AGAINST	ABSTAIN
							To include any comments, please mark this box.			☐
2. Proposal to amend the Certificate of Incorporation.	☐	☐	☐

SCAN LINE

(Please sign exactly as name or names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or as an officer of a corporation or other entity, please give full title as such.)

Date	Share Owner sign here	Co-Owner sign here

Encysive Pharmaceuticals Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON MAY 11, 2005

The undersigned stockholder of Encysive Pharmaceuticals Inc. (the “Company”) hereby appoints Bruce D. Given, Richard A.F. Dixon and Stephen L. Mueller, or any of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on May 11, 2005, at 9:00 a.m. (Eastern time), and at any adjournments or postponements of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

The board of directors recommends a vote FOR the nominees listed on the reverse side. FOR the adoption of the amendment to the Certificate of Incorporation. FOR the adoption of the amendment to the Amended and Restated 1999 Stock Incentive Plan to increase the number of shares available thereunder. FOR the adoption of the amendment to the Amended and Restated 1999 Stock Incentive Plan to prohibit the grant of discounted options and the repricing of options, and IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, FOR THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND FOR THE ADOPTION OF THE TWO AMENDMENTS TO THE AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report and the Proxy Statement furnished herewith.

ENCYSIVE PHARMACEUTICALS INC.
P.O. BOX 11061
NEW YORK, N.Y. 10203-0061